      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 2000


                                                      REGISTRATION NO. 333-31908
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                               CORIXA CORPORATION
              (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                              91-1654387
          (STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                             IDENTIFICATION NUMBER)

                        1124 COLUMBIA STREET, SUITE 200
                           SEATTLE, WASHINGTON 98104
                                 (206) 754-5711
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                     COMPANY'S PRINCIPAL EXECUTIVE OFFICES)
                          ----------------------------

                              STEVEN GILLIS, PH.D.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                        1124 COLUMBIA STREET, SUITE 200
                           SEATTLE, WASHINGTON 98104
                                 (206) 754-5711
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                          ----------------------------

                                   COPIES TO:

                 MARK J. HANDFELT                                 WILLIAM T. WHELAN, ESQ.
                  DAVID R. YOUNG                                MICHAEL R. HARRINGTON, ESQ.
                 CHARLES P. CARTER                  MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
                 SOFIA MICHELAKIS                                  ONE FINANCIAL CENTER
                 VENTURE LAW GROUP                                   BOSTON, MA 02111
            A PROFESSIONAL CORPORATION
                4750 CARILLON POINT
                KIRKLAND, WA 98033


 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: APRIL 7, 2000



If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ] ________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Corixa hereby withdraws from registration 185,000 shares of our common stock registered to cover an over-allotment option granted to the underwriters for the purchase of up to 285,000 shares of our common stock, which option was not exercised in full and has expired. The option was exercised for 100,000 shares, all of which were sold by the selling stockholders. The Registration Statement is hereby amended, as appropriate, to reflect the expiration of such option.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 17th day of May 2000.


                                       CORIXA CORPORATION

                                       By: *
                                         ---------------------------------------
                                         Steven Gillis, Ph.D.
                                         Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


              SIGNATURE                                      TITLE                             DATE
              ---------                                      -----                             ----
*                                        Chairman, Chief Executive Officer and              May 17, 2000
-------------------------------------    Director (Principal Executive Officer)
Steven Gillis, Ph.D.

*                                        Vice President and Chief Financial Officer         May 17, 2000
-------------------------------------    (Principal Financial and Accounting Officer)
Michelle Burris

*                                        President, Chief Operating Officer and             May 17, 2000
-------------------------------------    Director
Mark McDade

*                                        Director                                           May 17, 2000
-------------------------------------
Joseph S. Lacob

*                                        Director                                           May 17, 2000
-------------------------------------
Arnold L. Oronsky, Ph.D.

*                                        Director                                           May 17, 2000
-------------------------------------
Andrew E. Senyei, M.D.

*By: /s/ KATHLEEN MCKEREGHAN
     --------------------------------
     Kathleen McKereghan
     Attorney-in-Fact